Exhibit 5.1

780 NORTH WATER STREET MILWAUKEE, WISCONSIN 53202-3590 TEL•414.273.3500 FAX•414.273.5198 WWW•GKLAW.COM

July 9, 2013

Cellular Dynamics International, Inc.

525 Science Court

Madison, Wisconsin 53711

RE:	Registration Statement on Form S-1 of Cellular Dynamics International, Inc.

Ladies and Gentlemen:

This opinion letter is furnished to you in connection with your Registration Statement on Form S-1 (File Number 333-189049) (the “Registration Statement”), initially filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on June 3, 2013, as amended by Amendment No. 1 thereto on July 1, 2013, and as proposed to be amended by Amendment No. 2 on July 9, 2013, for the registration of the offer and sale of up to 4,422,900 shares (the “Shares”) of common stock, $.0001 par value, of Cellular Dynamics International, Inc., a Wisconsin corporation (the “Company”) pursuant to the underwriting agreement (the “Underwriting Agreement”) to be entered into by and among the Company and J.P. Morgan Securities LLC, as representative of the several underwriters, in the form filed as Exhibit 1.1 to the Registration Statement.

In our capacity as counsel to the Company in connection herewith, we have examined:

(i) the Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference;

(ii) the Company’s Fifth Amended and Restated Articles of Incorporation, as amended (the “Current Articles”), and the Sixth Amended and Restated Articles of Incorporation in the form filed as Exhibit 3.1 to the Registration Statement that the Company intends to file with the Department of Financial Institutions of the State of Wisconsin (the “DFI”) and that will be effective immediately prior to the consummation of the sale of the Shares (the “Restated Articles”);

(iii) the Company’s Amended and Restated Bylaws, as certified to us as of the date hereof by an officer of the Company as being complete and in full force and effect as of the date hereof (the “Current Bylaws”) and the Amended and Restated Bylaws in the form filed as Exhibit 3.2 to the Registration Statement that the Company has adopted in connection with, and that will become effective upon, the consummation of the sale of the Shares (the “Restated Bylaws”);

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July 9, 2013

(iv) the preliminary prospectus, dated July 9, 2013, prepared in connection with the Registration Statement (the “Prospectus”);

(v) the Underwriting Agreement;

(vi) minutes of meetings, and actions by written consent, of the Company’s Board of Directors and the Company’s shareholders provided to us by the Company relating to the adoption, approval, authorization and/or ratification of (a) the Current Articles, (b) the Restated Articles, (c) the Current Bylaws, (d) the Restated Bylaws, (e) the Registration Statement and (f) the authorization, issuance and sale of the Shares pursuant to the Registration Statement; and

(vii) such other proceedings, documents and records as we have deemed necessary or advisable for purposes of this opinion.

In all such investigations and examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies.

In connection with our opinions expressed below, we have assumed that, at or prior to the time of the issuance and the delivery of any Shares, the Registration Statement will have been declared effective by the Commission under the Securities Act, that the Shares will have been registered under the Securities Act pursuant to the Registration Statement and that such registration will not have been modified or rescinded, and that there will not have occurred any change in law affecting the validity of the issuance of such Shares.

Based on the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that, when the Restated Articles are filed with the DFI and effective, the Shares to be issued and sold by the Company pursuant to the Registration Statement will be duly authorized and, when such Shares are issued and paid for in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

The foregoing opinions are limited to the laws of the State of Wisconsin as currently in effect, and no opinion is expressed with respect to such laws as subsequently amended, or any other laws, or any effect that such amended or other laws may have on the opinions expressed herein. The foregoing opinions are limited to matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. The foregoing opinions are given as of the date hereof and based solely on our understanding of facts in existence as of such date after the aforementioned examination, and we undertake no obligation to advise you of any changes in applicable laws after the date hereof or of any facts that might change the opinions expressed herein that we may become aware of after the date hereof.

July 9, 2013

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

Very truly yours, /s/ Godfrey & Kahn, S.C. GODFREY & KAHN, S.C